                                                                   EXHIBIT 10.23


                            TENTH AMENDMENT TO LEASE

         THIS TENTH AMENDMENT TO LEASE (this "Amendment"), made and entered into as of the __28th__ day of ____February_, 2000, by and between NATIONAL OFFICE PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership, as landlord ("Landlord"), and FIRSTWAVE TECHNOLOGIES, INC., a Georgia corporation, as tenant ("Tenant")

                                WITNESSETH THAT:

         WHEREAS, Atlanta Overlook Associates #3 ("Original Landlord") and Brock Control Systems, Inc. ("Original Tenant") entered into that certain Office Building Lease Agreement (the "Lease"), dated January 30, 1988, for certain premises (the "Premises") in the building located at 2859 Paces Ferry Road, Atlanta, Georgia (the "Building");

         WHEREAS, Original Landlord and Original Tenant entered into that certain First Amendment of Lease dated as of December 27, 1988 (the "First Amendment");

         WHEREAS, State of California Public Employees Retirement System ("Calpers"), successor-in-interest to Original Landlord, and Original Tenant entered into that certain Second Amendment of Lease dated as of October 2, 1989 (the "Second Amendment");

         WHEREAS, CALPERS and Original Tenant entered into that certain Third Amendment of Lease dated as of March 10, 1993 (the "Third Amendment");

         WHEREAS, CALPERS and Original Tenant entered into that certain Fourth Amendment of Lease dated as of June 24, 1993 (the "Fourth Amendment");

         WHEREAS, CALPERS and Original Tenant entered into that certain Fifth Amendment of Lease dated as of March 22, 1994 (the "Fifth Amendment");

         WHEREAS, CALPERS and Original Tenant entered into that certain Sixth Amendment of Lease dated as of September 22, 1994 (the "Sixth Amendment");

         WHEREAS, Original Tenant changed its name to Brock International, Inc. and Brock International, Inc. ("Brock International") assumed the obligations of Original Tenant under the Lease, as amended;


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

         WHEREAS, CALPERS and Brock International entered into that certain Seventh Amendment of Lease dated as of January 20, 1998 (the "Seventh Amendment");

         WHEREAS, Brock International changed its name to "Firstwave Technologies, Inc." and Tenant assumed the obligations of Brock International under the Lease, as amended;

         WHEREAS, CALPERS and Tenant entered into that certain Eighth Amendment of Lease dated as of May 8, 1998 (the "Eighth Amendment");

         WHEREAS, Landlord, as successor-in-interest to CALPERS, and Tenant entered into that certain Ninth Amendment of Lease dated as of February 3, 2000 (the "Ninth Amendment");

         WHEREAS, the Lease, as modified by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment, Eighth Amendment, and Ninth Amendment are sometimes collectively referred to herein as the "Lease"; and

         WHEREAS, Landlord and Tenant desire extend the term of the Lease, amend certain other terms and conditions of the Lease, and evidence their agreements and other matters by means of this Amendment.

         NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby amended and the parties hereto do hereby agree as follows:

1. Renewal Term. The term of the Lease is hereby extended for a period of five (5) years commencing on November 1, 2000 (the "Effective Date") and expiring on October 31, 2005 (the "Renewal Term").

2. Base Rent. Effective on the Effective Date and continuing during the Renewal Term, Base Rent for the Premises shall be as follows:

                Year of            Base Rent per      Annual        Monthly
                 Term              Square Foot      Base Rent      Base Rent
                -------            -------------    ---------      ----------
          11/01/00 - 10/31/01         $23.00       $579,968.00    $48,330.67

         Commencing on November 1, 2001, and on each anniversary of the Effective Date thereafter during the Renewal Term, Base Rent shall increase as follows:

                  [(Current Base Rent on a per rentable square foot basis) - (the Initial Operating Costs, calculated with respect to calendar year 2001, on a per rentable square foot basis)] x
                  1.025 + Initial Operating Costs on a per rentable square foot basis

         By way of example only, if the Initial Operating Costs are determined to be $8.00 per rentable square foot, then Base Rent commencing on November 1, 2001 shall be ($23.00 - $8.00) x 1.025 + $8.00 = $23.38 per rentable square foot.

         If the Initial Operating Costs are not known as of November 1, 2001, then the Base Rent adjustment shall be calculated as soon as practicable and shall be retroactive back to November 1, 2001.



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

         On or before January 15 of each calendar year after the calendar year in which this Lease is executed (or as soon thereafter as practical), Landlord shall provide Tenant with the projected Operating Costs for such current calendar year, and Tenant shall thereafter pay the Initial Operating Costs for operating the Property and Building in excess of the Initial Operating Costs. Such projected Operating Costs in excess of the Initial Operating Costs shall be payable in advance on a monthly basis by paying one-twelfth (1/12th) of such amount during each month of such respective calendar year. If Landlord has not furnished Tenant with such comparison by January 15, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such comparison is given. Landlord shall, within one hundred twenty (120) days (or as soon thereafter as practical) after each calendar year during the Term provide Tenant an unaudited statement of such year's actual Operating Costs. If actual Operating Costs are greater than projected Operating Costs, Tenant shall pay Landlord, within thirty
         (30) days of such statement's receipt, Tenant's Share of the difference thereof. If such year's projected Operating Costs are greater than the actual Operating Costs, Landlord shall credit Tenant, within thirty
         (30) days of such statement issuance, Tenant's Share of the difference between projected Operating Costs and actual Operating Costs.

         If this Lease commences at any time other than the first (1st) day of a calendar year or terminated at any time other than the last day of a calendar year the amount of Operating Costs due from Tenant shall be proportionately adjusted based on that portion of the year that this Lease was in effect.

3. Additional Rent. During the Renewal Term, Tenant shall pay, in accordance with the terms of Paragraph 5 and Exhibit "B" of the Seventh Amendment, Tenant's Share of increases in Operating Costs, except the Initial Operating Costs shall mean Operating Costs for the Building for calendar year 2001.

4. Notices. Section 1.5 of the Lease regarding the address of Landlord shall be amended to provide that the address of Landlord is, and all notices to Landlord shall be sent to:

                           National Office Partners Limited Partnership
                           c/o Hines
                           2839 Paces Ferry Road
                           Suite 120
                           Atlanta, Georgia  30339

5. Termination Option. Notwithstanding anything to the contrary contained in the Lease, in the event that Landlord is unable to reasonably accommodate Tenant's expansion needs, or if the Termination Standard (as that term is defined below) is met and provided Tenant is not in default hereunder, Tenant shall have the option to terminate the Lease, effective on April 30, 2003 (the "Termination Date") by providing Landlord with written notice of such Termination Option election (the "Termination Notice"). Such Termination Notice shall be effective only if it is given to Landlord by July 31, 2002 (the "Termination Notice Deadline"); accordingly, if Tenant has not given its Termination Notice to Landlord prior to the Termination Notice Deadline, this Termination Option shall expire and be of no further force or effect, and Tenant shall have no right or option to terminate the Lease pursuant to



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

         this paragraph at any time after the Termination Notice Deadline. The "Termination Standard" shall mean that Tenant satisfies two (2) out of the following three (3) requirements as of the date of Tenant's Termination Notice: (i) Tenant's shareholder's equity (as determined in accordance with generally accepted accounting principles ("GAAP") consistently applied) is $5,000,000 or less, (ii) Tenant's quick ratio (i.e. Tenant's current assets divided by Tenant's current liabilities) is less than 1.5, as determined by GAAP, and (iii) Tenant's cash, cash equivalents and investment securities are less than $2,000,000. As a condition precedent to any termination of the Lease pursuant to the provisions of this paragraph, Tenant must have delivered to Landlord, together with its Termination Notice, written certification executed by Tenant that it satisfies the Termination Standard and supporting documentation evidencing Tenant's compliance, as well as an amount as a termination fee equal to the unamortized portion (amortized at eleven percent (11%) per annum) of any tenant improvement allowance paid by Landlord to Tenant under this Amendment. It is hereby acknowledged that any such amount required to be paid by Tenant in connection with such early termination is not a penalty but a reasonable pre-estimate of the damages which would be incurred by Landlord as a result of such early termination of the Lease (which damages are impossible to calculate more precisely) and, in that regard, constitutes liquidated damages with respect to such loss. Tenant shall continue to be liable for its obligations under the Lease up to and through the Termination Date including, without limitation, additional rental that accrues pursuant to the terms of the Lease, with all of such obligations surviving the early termination of the Lease. The rights granted to Tenant under this paragraph are personal to Tenant, and in the event of any assignment of the Lease or sublease by Tenant, this Termination Option shall thenceforth be void and of no further force or effect.

6. Reduction Option. Provided that Tenant is not in default hereunder, Tenant shall have a one-time option (the "Reduction Option") to reduce the size of the Premises by excluding therefrom a portion equal to approximately 12,237 rentable square feet as shown on Exhibit "A" attached hereto (the "Excluded Space"). Such Reduction Option shall be subject to the following terms and conditions:

                  a. The Reduction Option shall be effective as of April 30, 2003 (the "Reduction Date"), and Tenant shall exercise the Reduction Option by providing Landlord with written notice (the "Reduction Notice") thereof on or before July 31, 2002 (the "Reduction Notice Deadline"), including specificity as to square footage and location of the Excluded Space. Such Reduction Notice shall be effective only if it is given to Landlord by the Reduction Notice Deadline; accordingly, if Tenant has not given its Reduction Notice to Landlord prior to the Reduction Notice Deadline, this Reduction Option shall expire and be of no further force or effect, and Tenant shall have no right or option to reduce the size of the Premises pursuant to this paragraph at any time after the Reduction Notice Deadline. If Tenant fails to timely exercise the Reduction Option, it shall lapse unexercised and Tenant shall have no further right to reduce the size of the Premises pursuant hereto.

                  b. Within thirty (30) days after Tenant's exercise of the Reduction Option hereunder, Landlord and Tenant agree to enter into an amendment to the Lease to



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
                  document such exercise, which amendment, in addition to the matters outlined above, shall adjust the area of the Premises and all other provisions of the Lease which are affected by a reduction in the size of the Premises.

                  c. Should Tenant fail to enter into an amendment, as set forth above, Landlord may at its option treat such failure as a failure to properly exercise Tenant's Reduction Option and the Reduction Option shall be void and of no further force and effect.

                  d. As a condition precedent to Tenant's exercise of its Reduction Option, Tenant must have delivered to Landlord, together with the Reduction Notice, an amount equal to the unamortized portion of any tenant improvement allowance (amortized at eleven percent (11%) per annum). It is hereby acknowledged that any such amount required to be paid by Tenant in connection with such reduction of the Premises is not a penalty but a reasonable pre-estimate of the damages which would be incurred by Landlord as a result of such reduction of the Premises (which damages are impossible to calculate more precisely) and, in that regard, constitutes liquidated damages with respect to such loss.

                  e. Tenant shall also be responsible for all costs and expenses incurred by Landlord for any necessary construction, (including, without limitation, constructing a demising wall, electricity and plumbing) as a result of the separation of the Excluded Space from the Premises and Tenant shall be responsible for correcting any code violations within the Premises solely caused by the separation of the Excluded Space from the Premises. To the extent that additional common corridors are required due to the separation of the Excluded Space from the Premises, Landlord and Tenant will share equally in the cost of constructing such common corridors.

                  f. If Tenant elects to exercise the Reduction Option, Tenant agrees that it shall not lease any space in any other building in Atlanta, Georgia without first providing Landlord with the right to lease to Tenant similar space on the terms and conditions of a new lease at another building.

                  g. The rights granted to Tenant under this paragraph are personal to Tenant, and in the event of any assignment of the Lease or sublease by Tenant, this Reduction Option shall thenceforth be void and of no further force or effect. In the event that Tenant exercises this Reduction Option, the Right of First Offer (as defined below) of Tenant as set forth hereinbelow shall be void immediately upon the delivery of the Reduction Notice from Tenant to Landlord.

7.       Right of First Offer.

                  a. So long as no event of default on the part of Tenant then exists, and subject to any current right to an expansion option, renewal option, first right to lease or other such right granted to a tenant of the Building prior to the date this Amendment


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

                  is executed, and so long as there is no sublease of any portion of the Premises or any assignment of the Lease, Landlord shall not at any time lease all or any portion of the space located on the eleventh (11th) floor of the Building as it becomes available (the "Offer Space"), as more particularly described on Exhibit A, without first giving notice to tenant of the proposed lease with a bona fide prospect for such space (the "Availability Notice"). Such notice shall contain all of the material, economic terms of the proposed lease. Tenant must elect to lease the Offer Space within ten (10) days of the notice from Landlord, by giving notice to Landlord of Tenant's notice. If Landlord does not receive such notice from Tenant within said ten (10) days, Tenant shall be deemed to have elected not to lease the space in question, Tenant shall have no further rights to said space, and Landlord shall be free to lease the space to another party.

                           (b) Tenant shall have the right to lease the Offer
                  Space offered at the then prevailing market base rental rate and leasehold improvement allowance as determined by landlord in is sole, good faith judgment, and indicated by Landlord in the Availability Notice. If Tenant elects to exercise this right to lease, Tenant shall deliver notice of such exercise to Landlord. Upon such notice by Tenant, Tenant shall be bound to lease said portion of said floor on the same terms and conditions as under the Lease, but at the rental rate and other terms as set forth in the Availability Notice.

8. Tenant Improvement Allowance. Landlord shall provide to Tenant an improvement allowance up to $6.00 per rentable square foot of the Premises (the "Allowance") to be used towards refurbishment work in the Premises. Landlord agrees that it shall refurbish the Premises at Landlord's sole cost and expense (subject to reimbursement from, but not to exceed, the Allowance), in a good and workmanlike manner substantially in accordance with construction drawings and plans to be mutually agreed upon by Landlord and Tenant. Otherwise, Tenant hereby accepts the Premises "AS IS" (except as otherwise provided herein). Except for the Allowance, Tenant shall be responsible for all costs and expenses of refurbishing the Premises (including, without limitation, a five percent (5%) construction management fee payable to Landlord calculated on all costs and expenses of construction).

9. Extension Option. So long as the Lease is in full force and effect and Tenant is not in default thereunder, Tenant shall have the option (the "Extension Option") to extend the term for the entire Premises for an additional period of five (5) years (the "Extension Period") subject to the following terms and conditions:

                  a. Tenant shall not have the right to assign the Extension Option to any sublessee or assignee of the Premises, nor may such sublessee or assignee exercise or enjoy the benefit of such Extension Option.

                  b. Tenant shall have given Landlord written notice of its exercise of the Extension Option on or before nine (9) months prior to the expiration of the Renewal Term.



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

                  c. The Extension Option shall only be applicable to the entire Premises, as it may have expanded or contracted from time to time pursuant to the terms of the Lease.

                  d. The terms and conditions of the Lease, as amended from time to time, shall remain in full force and effect during any Extension Period except that the term "Base Rent" shall be modified to mean the rent charged at the Prevailing Market Rate (as hereinafter defined).

                  e. "Prevailing Market Rate" shall mean the then prevailing market rate for rent for leases in similar quality buildings in the market for space comparable to the Premises taking into account such factors offered to third party tenants for comparable space as the base services year for pass-through expenses, the value of the tenant improvements already in place in the Premises at the commencement of the Extension Period, rent concessions, tenant improvement allowances, lease commissions saved or incurred, and moving allowances.

                  f. Within thirty (30) days after the establishment of the Prevailing Market Rate, Landlord and Tenant agree to enter into an amendment to the Lease to evidence the exercise of the Extension Option. If Landlord and Tenant are unable to agree upon the Prevailing Market Rate within such 30-day period, then Tenant's exercise of this Extension Option shall be void and the Lease shall expire at the end of the Renewal Term.

10. Parking. Landlord shall provide Tenant with four (4) unreserved parking spaces per 1,000 usable square feet of the Premises at no charge during the Renewal Term. Landlord shall provide Tenant with eight (8) reserved parking spaces in the Overlook III parking facility at no charge during the Renewal Term. Tenant shall have the right to park in the Building parking facilities in common with other tenants of the Building. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether the parking facilities are becoming overburdened and to allocate and assign parking spaces among Tenant and other tenants, and to reconfigure the parking area and modify the existing ingress to and egress from the parking area as Landlord shall deem appropriate.

11. Deletions and Modifications. Sections 49, 50, 51, 53 and 57 of the Lease; Section 307 of the First Amendment; Sections 6, 8 and 10 of the Fourth Amendment; Section 3 of the Fifth Amendment; Sections 4 and 5 of the Sixth Amendment; and Sections 5 and 7 of the Seventh Amendment shall each be deleted in its entirety. Section 7 of the Fourth Amendment shall be modified by deleting the phrase "in excess of thirty-five thousand (35,000)" and inserting in lieu thereof the phrase "the entire 10th floor consisting of twenty-five thousand two hundred sixteen (25,216)".

12. Brokers. Landlord and Tenant hereby represent and warrant to the other that neither it nor



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

         its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Hines Properties, Inc. who represented Landlord and CB Richard Ellis who represented Tenant in the negotiating or making of this Amendment, and Landlord and Tenant hereby agree to indemnify and hold the other party, its agents, employees, partners, directors, shareholders and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims, and losses, including reasonable attorneys' fees and costs, incurred by such party in conjunction with any such claim or claims of any other broker or brokers claiming to have interested the Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Amendment, except as disclosed hereinabove.

13. Tenant hereby agrees that there are, as of the date hereof, regardless of the giving of notice and the passage of time, or both, no defaults or breaches on the part of Landlord or Tenant under the Lease.

14. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

15. This Amendment represents the entire agreement between the parties hereto. Landlord and Tenant agree that there are no collateral or oral agreements or understandings between them with respect to the Premises or the Building. This Amendment supersedes all prior negotiations, agreements, letters or other statements with respect to this modification of the Lease.

         EXCEPT AS expressly amended and modified hereby, the Lease shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same. To the extent of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall control.


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


         IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment as of the day and year first above written.

                      LANDLORD:

                      NATIONAL OFFICE PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership

                           By: Hines National Office Partners Limited
                               Partnership, a Texas limited partnership
                               general partner

                               By: Hines Fund Management, L.L.C., a Delaware
                                   limited liability company, its general
                                    partner

                                   By: Hines Interests Limited Partnership,
                                       a Delaware limited partnership its
                                       sole member

                                       By: Hines Holdings, Inc., a Texas
                                           corporation, its general partner

                                           By:
                                              --------------------------------
                                                   Daniel MacEachron
                                                   Vice President

                                           Date Executed by Landlord:

                                           -----------------------------------

                      TENANT:

                      FIRSTWAVE TECHNOLOGIES, INC.,
                      a Georgia corporation

                      By:
                         -----------------------------------------------------
                      Name:
                           ---------------------------------------------------
                      Its:
                           ---------------------------------------------------

                                            (CORPORATE SEAL)

                      Date Executed by Tenant:
                                              --------------------------------
                      Tenant Tax Identification  Number:
                                                        ----------------------


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                                   EXHIBIT "A"

                                 EXCLUDED SPACE


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                                   EXHIBIT 13





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